UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Altus Midstream Company (the “Company”) held on June 3, 2021, there were 3,746,460 shares of the Company’s Class A common stock, par value $0.0001 per share, and 12,500,000 shares of the Company’s Class C common stock, par value $0.0001 per share, eligible to vote, of which 15,285,765 shares, or 94.1 percent, were voted.

The matters voted upon, the number of votes cast for, against, or withheld, as applicable, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

•	The following nominees for directors were elected to serve one-year terms expiring at the 2022 annual meeting of stockholders, by a plurality of shares voted:

Nominee	For	Withheld	Broker Non-Votes
Mark Borer	14,046,491	55,034	1,184,240
Clay Bretches	13,822,013	279,512	1,184,240
Staci L. Burns	13,664,945	436,580	1,184,240
Joe C. Frana	14,049,020	52,505	1,184,240
D. Mark Leland	14,048,823	52,702	1,184,240
Kevin S. McCarthy	13,764,819	336,706	1,184,240
Christopher J. Monk	13,620,569	480,956	1,184,240
Stephen P. Noe	13,623,512	478,013	1,184,240
Robert S. Purgason	13,785,603	315,922	1,184,240
Ben C. Rodgers	13,797,187	304,338	1,184,240
Jon W. Sauer	13,647,147	454,378	1,184,240

•	The appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2021 was ratified by the majority of shares voted:

For	Against	Abstentions	Broker Non-Votes
15,267,964	15,997	1,804	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: June 4, 2021	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary